UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Current Report on Form 8-K filed by Kohl’s Corporation (the “Company”) dated February 17, 2023, Stephanie A. Streeter retired as a director of the Company effective as of the close of the Annual Meeting (as defined below).

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)    The Company’s 2023 annual meeting of shareholders was held on May 10, 2023 (the “Annual Meeting”).

(b)    The final voting results for the proposals presented at the Annual Meeting are as follows:

Proposal 1 – Election of the 11 individuals nominated by the Board of Directors to serve as Directors for a one-year term and until their successors are duly elected and qualified

The results of the voting on this proposal are as follows:

Company Nominees	For	Against	Broker Non-Votes
Michael J. Bender	73,194,870	4,917,985	12,277,804
Peter Boneparth	71,594,650	6,518,205	12,277,804
Yael Cosset	73,907,302	4,205,553	12,277,804
Christine Day	73,909,946	4,202,909	12,277,804
H. Charles Floyd	73,989,862	4,122,993	12,277,804
Margaret L. Jenkins	74,082,399	4,030,456	12,277,804
Thomas A. Kingsbury	74,384,654	3,728,201	12,277,804
Robbin Mitchell	73,943,589	4,169,266	12,277,804
Jonas Prising	73,629,496	4,483,329	12,277,804
John E. Schlifske	72,574,368	5,538,487	12,277,804
Adrianne Shapira	74,117,044	3,995,811	12,277,804

Proposal 2 – Advisory Vote on the Compensation of the Company’s named executive officers

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
73,072,970	4,791,676	248,209	12,277,804

Proposal 3 – Advisory Vote on the Frequency of Future Shareholder Advisory Votes on the Compensation of the Company’s named executive officers

The results of the voting on this proposal are as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
74,481,768	173,217	3,243,848	214,022	12,277,804

Proposal 4 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024

The results of the voting on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
84,809,174	5,351,269	230,216	0

(c)    Not applicable.

(d)    Taking into account the shareholders’ non-binding advisory vote, the Company has decided to hold an advisory vote on the compensation of its named executive officers every year until the next required vote on the frequency of future shareholder advisory votes on the compensation of its named executive officers.

Item 8.01	Other Events

On May 10, 2023, the Company issued a press release announcing events which took place in connection with the Annual Meeting. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 10, 2023, the Board of Directors of the Company declared a quarterly cash dividend of $0.50 per share. The dividend will be paid on June 21, 2023 to all shareholders of record at the close of business on June 7, 2023. A copy of the press release announcing the dividend is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

99.1	Press Release regarding Annual Meeting dated May 10, 2023

99.2	Press Release regarding Dividend dated May 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2023	KOHL’S CORPORATION

	By:	/s/ Jennifer Kent
Jennifer Kent
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary